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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                       ERP OPERATING LIMITED PARTNERSHIP
             (Exact Name of Registrant as Specified in its Charter)



               Illinois                                    36-3894853
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

        Two North Riverside Plaza, Suite 400, Chicago, Illinois  60606
            (Address of principal executive offices)        (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:


7.57% Notes due August 15, 2026              The New York Stock Exchange, Inc.
        (Title of Class)                   (Name of each exchange on which each
                                                 Class is to be Registered)




       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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Item 1.   Description of Registrant's Securities to be Registered.

 (a)      Regulation S-K Item 202(a)

          Not applicable.

 (b)      Regulation S-K Item 202(b)

          "Description of Debt Securities," pp. 5 through 16, inclusive, of the final Prospectus, dated August 8, 1996, and "Description of the Notes," pp. S-10 through S-13, inclusive, of the final Prospectus Supplement of the Registrant, dated August 8, 1996, each as filed on August 9, 1996 with the Securities and Exchange Commission, File No. 33-84892, pursuant to Rule 424(b)(2), are hereby incorporated herein by reference. The Registrant has filed an application for listing of the Notes of the Registrant to which this Form 8-A applies on the New York Stock Exchange ("NYSE").

 (c)      Regulation S-K Item 202(c)-(d)

          Not applicable.

 (d)      Regulation S-K Item 202(e).

          Prior to the filing of this Form 8-A and concurrent application for listing of the Notes on the NYSE, there has been no established public trading market for the Notes.

 (e)      Regulation S-K Item 202(f)

          Not applicable.
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Item 2.   Exhibits.

Exhibit
Number    Description of Exhibit
------    ----------------------

 1.1 Form S-3 Registration Statement of the Registrant, declared effective on December 13, 1994 by the Securities and Exchange Commission, File No. 33-84892, is hereby incorporated herein by reference.

 3.1 Form of Fourth Amended and Restated ERP Operating Limited Partnership Agreement of Limited Partnership (filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Registrant for the three- and nine-month periods ended September 30, 1995 filed with the Securities and Exchange Commission, and hereby incorporated herein by reference).

 4.1 Indenture dated as of October 1, 1994 between the Registrant and The First National Bank of Chicago, as Trustee (filed as Exhibit 4(a) to the Form S-3 (SEC File No. 33-84892) of the Registrant filed with the Securities and Exchange Commission, and hereby incorporated herein by reference).

 4.2 Form of Specimen Certificate representing the 7.57% Notes due August 15, 2026.
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  August 12, 1997

                                 ERP OPERATING LIMITED PARTNERSHIP
                                            (Registrant)

                                 By: Equity Residential Properties Trust, its
                                     Managing General Partner



                                     By: /s/ David J. Neithercut
                                         --------------------------------------
                                             David J. Neithercut
                                             Executive Vice President and Chief
                                             Financial Officer